Exhibit 99.2

Middleburg Financial Corporation Announces Second Quarter 2010 Dividend

Contact:	Gary R. Shook, President	540-687-4801 or
pres@middleburgbank.com

	Raj Mehra, EVP & CFO	540-687-4816 or
Cfo@midleburgbank.com

	Jeffrey H. Culver, EVP & COO	703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG, VIRGINIA (July 30, 2010) – The board of directors of Middleburg Financial Corporation (NASDAQ – MBRG) today announced a $0.10 per common share cash dividend for shareholders of record as of August 13, 2010, and payable on August 27, 2010.

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Leesburg, Marshall, Middleburg, Purcellville, Reston, Warrenton and Williamsburg. Middleburg Investment Group owns Middleburg Trust Company and Middleburg Investment Advisors, Inc. Middleburg Trust Company is headquartered in Richmond, Virginia with offices in Williamsburg and Middleburg. Middleburg Investment Advisors, Inc. is an SEC registered investment advisor located in Alexandria, Virginia.  Middleburg Financial Corporation is also the majority owner of Southern Trust Mortgage, which is based in Virginia Beach and provides mortgages through 17 offices in 11 states.